Exhibit 99.1

Alta Mesa Holdings, LP Announces Offer to Exchange 9 5/8% Outstanding Senior Notes due 2018 for 10 5/8% Senior Secured Third Lien Term Loans Maturing in 2021

HOUSTON, TEXAS, February 11, 2016 – Alta Mesa Holdings, LP (“Alta Mesa” or the “Company”) today announced that it has commenced a private offer to exchange (the “Exchange Offer”), upon the terms and conditions set forth in a confidential offer to exchange and consent solicitation statement and a related letter of transmittal, each dated February 11, 2016 (together, the “Offer to Exchange and Solicitation Statement”), any and all of its outstanding 9 5/8% senior notes due 2018 (the “Notes”) held by Eligible Holders (as defined below), for new 10 5/8% senior secured third lien term loans of Alta Mesa maturing in 2021 (the “Term Loans”), and that it is seeking consents to amend certain provisions of the indenture relating to the Notes (the “Indenture”). Receipt of the consents required to amend the Indenture is not a condition to the consummation of the Exchange Offer, and the Exchange Offer may be consummated even if the requisite consents are not received.

The Term Loans will be made pursuant to a third lien senior secured term loan agreement (the “Third Priority Lien Credit Agreement”) entered into on February 11, 2016 by the Company and Wilmington Trust, National Association, as administrative agent. Term Loans made pursuant to the Third Priority Lien Credit Agreement will have a maturity date of March 15, 2021, and will bear interest at a rate of 10 5/8% per annum. The Term Loans will be secured on a third-priority basis on substantially all of the assets of Alta Mesa and its subsidiaries and any Notes that remain outstanding after the Exchange Offer will be effectively subordinated to all of the Company’s secured indebtedness, including Term Loans, to the extent of the value of the collateral securing such secured indebtedness. The Term Loans will also be guaranteed by certain of the Company’s subsidiaries and its general partner.

The Exchange Offer will expire at 11:59 p.m., New York City time, on March 10, 2016, unless extended by Alta Mesa (the “Expiration Time”). For each $1,000 principal amount of Notes validly tendered, not validly withdrawn and accepted for exchange by the Company at or prior to 5:00 p.m., New York City time, on February 25, 2016 (as it may be extended, the “Early Participation Time”), Eligible Holders will be eligible to receive the “Total Exchange Consideration” set forth in the table below, which includes the “Early Participation Premium” of $50 in principal amount of Term Loans per $1,000 of Notes. For each $1,000 in principal amount of Notes validly tendered and accepted for exchange by the Company after the Early Participation Time and at or prior to the Expiration Time, Eligible Holders will be eligible to receive only the “Exchange Consideration” set forth in the table below.

The following table sets forth the Exchange Consideration, Early Participation Premium and Total Exchange Consideration for the Notes:

			Consideration in Principal Amount of Term Loans (1)
Title of Notes	CUSIP Number	Principal Amount Outstanding	Exchange Consideration	Early Participation Premium	Total Exchange Consideration (2)
9 5/8% Senior Notes due 2018	021332 AC5	$450,000,000	$550	$50	$600

(1)	For each $1,000 principal amount of Notes.
(2)	Includes Early Participation Premium.

In addition to the Exchange Consideration or Total Exchange Consideration, as applicable, Alta Mesa will pay in cash accrued and unpaid interest on Notes accepted in the Exchange Offer from the applicable last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Exchange and Solicitation Statement) for the Exchange Offer. Interest on the Term Loans will accrue from the Settlement Date.

Eligible Holders tendering their Notes will be required to consent to proposed amendments to the Indenture, which would amend certain of the restrictive covenants contained in the Indenture. Eligible Holders may not tender their Notes without also delivering consents and may not deliver consents without also tendering their Notes.

The consummation of the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of conditions set out in the Offer to Exchange and Solicitation Statement. The consummation of the Exchange Offer is also subject to Alta Mesa’s right to amend the Exchange Offer prior to the Expiration Time. Tenders may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on February 25, 2016, but not thereafter unless that date is extended by Alta Mesa or as required by law. The Exchange Offer is not subject to any minimum amount of Notes being tendered.

Documents relating to the Exchange Offer will only be distributed to “Eligible Holders” of Notes who complete and return an eligibility form confirming that they are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) banks or other institutional lenders (including special purpose vehicles established by banks or other institutional lenders) who are non-U.S. persons (as defined in Regulation S under the Securities Act) outside of the United States.

In order for an Eligible Holder (or designee) to receive Term Loans under the Third Priority Lien Credit Agreement, such Eligible Holder must meet certain administrative requirements and approvals (including completing an administrative questionnaire and IRS Form W-9 or the applicable Form W-8) to participate in the Exchange Offer. Eligible Holders are encouraged to contact the information and exchange agent as early as possible (even before tendering Notes) using the email address on the back cover of the Offer to Exchange and Solicitation Statement to furnish such documentation to the administrative agent.

The complete terms and conditions of the Exchange Offer, as well as the terms of the Term Loans, are described in the Offer to Exchange and Solicitation Statement, copies of which may be obtained by Eligible Holders by contacting D.F. King & Co., Inc., the information and exchange agent in connection with the Exchange Offer, at (877) 536-1562 or (212) 709-3328 (banks and brokers) or by visiting www.dfking.com/am to complete the eligibility process.

This press release shall not constitute an offer to exchange, nor a solicitation of an offer to exchange any security. No recommendation is being made as to whether holders of the Notes should exchange Notes for Term Loans.

Alta Mesa Holdings, LP is a privately held company engaged primarily in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays with known resources where we identify a large inventory of lower risk drilling, development, and enhanced recovery and exploitation opportunities. We maximize the profitability of our assets by focusing on sound engineering, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa’s: business strategy; reserves quantities and the present value of its reserves; financial strategy, liquidity and capital required for its development program; future realized oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; marketing of oil and natural gas; leasehold or business acquisitions; costs of developing its properties; liquidity and access to capital; uncertainty regarding its future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating cost, lack of availability of drilling and production equipment and services, environmental risks, weather risk, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. Specifically, future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. Prices for oil or gas began a severe decline in the third quarter of 2014 and remain depressed as of the date of this press release. Sustained lower prices will cause the twelve month weighted average price to decrease over time as the lower prices are reflected in the average price, which may result in the estimated quantities and present values of Alta Mesa’s reserves being reduced. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, we disclaim duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.